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                                                                   EXHIBIT 10.25

                             INTERCREDITOR AGREEMENT

        THIS INTERCREDITOR AGREEMENT (this "Agreement") is entered into as of May 29, 1998, between the Foothill Group Agent (as defined below) for and on behalf of the Foothill Group (as defined below) and the Bank Group Agent (as defined below) for and on behalf of the Bank Group (as defined below), with reference to the following recitals of fact:

        A. The Foothill Group provides financing to Debtor, pursuant to the Foothill Group Financing Documents. The Foothill Group Claims are secured by a security interest in the Collateral.

        B. The Bank Group provides financing to Debtor, pursuant to the Bank Group Financing Documents. The Bank Group Claims are secured by a security interest in the Collateral.

        C. The Foothill Group and the Bank Group wish to enter into this Agreement to clarify their respective rights and priorities in the Collateral.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which hereby are acknowledged by each party hereto, the parties hereto hereby agree that:

               1. Definitions. Terms used herein that are defined in the UCC have the meanings defined for those terms in the UCC unless otherwise expressly defined herein. As used herein, the following terms shall have the meanings respectively set forth after each:

               "Above OLV Sale" means any Sale of Collateral by Debtor as to which the Net Sale Consideration received is equal to or greater than 90% of the OLV of the assets subject to such Sale.

               "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Debtor arising out of the sale, license, or lease of goods or the rendition of services by Debtor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

               "Agreed Asset Value" means: (a) with respect to any Accounts, the Agreed Value of Accounts with respect thereto; (b) with respect to any Inventory, the Agreed Value of Inventory with respect thereto; and (c) with respect to any Fixed Assets, the Agreed Value of Fixed Assets with respect thereto.




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               "Agreed Value of Accounts" means, with respect to any Accounts, the net book value of such Accounts, determined in accordance with GAAP.

               "Agreed Value of Fixed Assets" means: (a) with respect to any Fixed Assets other than Fixed Assets of Strates Malaysia, the net book value of such Fixed Assets, determined in accordance with GAAP; and (b) with respect to the Fixed Assets of Strates Malaysia, the net book value of AKT's Fixed Assets immediately preceding the time that AKT became an indirect Subsidiary of StorMedia, net of any such Fixed Assets sold after such acquisition and prior to the date of the relevant Sale, less accumulated depreciation thereon from and after such date until the date of determination, according to GAAP, but determined as if AKT had never been acquired by StorMedia.

               "Agreed Value of Inventory" means, with respect to any Obligor, the net book value of its Inventory, determined in accordance with GAAP, as of the last day of the month of such Obligor most recently ended for which a balance sheet is available, adjusted by adding thereto the incremental amount, if any, of inventory reserves relating to Inventory on hand on the date of the relevant Sale taken by such Obligor during the three-month period ending on such month-end date.

               "Akashic" means Akashic Memories Corporation, a California corporation.

               "Akashic Collateral" means any Collateral owned by any Akashic Entity.

               "Akashic Domestic Collateral" means any Akashic Collateral that is Domestic Collateral.

               "Akashic Entities" means Akashic and its Subsidiaries, collectively and individually.

               "Akashic Foreign Collateral" means any Akashic Collateral that is Foreign Collateral.

               "AKT" means Akashic Kubota Technologies Sdn. Bhd., a company organized under the laws of Malaysia and a Subsidiary of Akashic doing business in Malaysia, which changed its name in February, 1998, to Strates Sdn. Bhd.

               "Bank" means any individual member of the Bank Group.



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               "Bank Group" means the Bank Group Agent, CIBC [Asia] Ltd., Banque
        Nationale de Paris, San Francisco Branch, as Co-Agent, Banque Nationale de Paris, Singapore Branch, Fleet National Bank, Sanwa Bank California, Union Bank of California, N.A., and any other Person holding any Bank Group Claim, and each of them, collectively and individually.

               "Bank Group Agent" means Canadian Imperial Bank of Commerce, New York Agency, acting as agent for the Banks pursuant to the Bank Group Financing Documents, and any successor agent thereunder. Unless the Foothill Group Agent shall have been notified otherwise in accordance with Section 21 hereof, the Foothill Group Agent may presume that Canadian Imperial Bank of Commerce continues to be the Bank Group Agent.

               "Bank Group Agreement" means that certain Amended and Restated Credit Agreement, dated as of May 29, 1998, among StorMedia International and Strates, as borrowers, StorMedia, as parent guarantor, and the Bank Group, as the same may from time to time be amended, restated, supplemented, modified, renewed, extended, replaced, or refinanced.

               "Bank Group Claims" means all present and future claims of the Bank Group against Debtor for the payment of money arising under or related to the Bank Group Financing Documents, including all claims for principal and interest (including interest accruing after the commencement of a bankruptcy proceeding by or against Debtor irrespective of whether a claim for such interest is allowed in such proceeding), or for reimbursement in connection with amounts paid under letters of credit or for cash collateralization of amounts available to be drawn under letters of credit, or for reimbursement of late charges, fees, costs or expenses, or otherwise, whether fixed or contingent, matured or unmatured, liquidated or unliquidated, and whether arising under contract, in tort or otherwise; provided that the aggregate principal amount of Bank Group Claims entitled to priority under this Agreement shall not exceed $38,400,000 unless the Foothill Group Agent agrees otherwise.

               "Bank Group Enforcement Notice" means a written notice from the Bank Group Agent to the Foothill Group Agent, given in accordance with
        Section 21 hereof, stating that (a) a Bank Group Event of Default has occurred and is continuing, and (b) the Bank Group desires and intends (subject to any applicable waiting periods or other restrictions provided for in this Agreement) to take Enforcement Action(s) against the Foothill Group Priority Collateral or the Equal Priority Collateral.



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               "Bank Group Event of Default" means an "Event of Default" as defined under the Bank Group Financing Documents.

               "Bank Group Excess Claim" means any claim that would be a Bank Group Claim but for the fact that (a) it does not arise under and is not related to the Bank Group Financing Documents, or (b) it is in excess of the dollar limitation applicable to Bank Group Claims, to the extent of such excess.

               "Bank Group Financing Documents" means the Bank Group Agreement and all present and future notes, guaranties, reimbursement agreements, security documents or other documents or agreements in any way related to, evidencing, or documenting the Bank Group Claims, as the same may from time to time be amended, restated, supplemented, modified, renewed, extended, replaced, or refinanced.

               "Bank Group Priority Collateral" means (a) all Fixed Assets of any StorMedia Entity, irrespective of whether they constitute StorMedia Domestic Collateral or StorMedia Foreign Collateral, (b) all Fixed Assets of any Akashic Entity that constitute Akashic Foreign Collateral,
        (c) all Stock of any Bank Group Priority Subsidiary, (d) all Identifiable Proceeds of any Bank Group Priority Collateral, and (e) all Purchaser Notes delivered to or pledged to the Bank Group Agent pursuant to Section 17(a) of this Agreement.

               "Bank Group Priority Subsidiaries" means the StorMedia Subsidiaries other than the Foothill Group Priority Subsidiaries.

               "Below OLV Sale" means any Sale of Collateral by Debtor as to which the Net Sale Consideration received for such Sale is less than 90% of the OLV of the assets subject to such Sale.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

               "Carryforward Reduction Amount" means, with respect to any Below OLV Sale, an amount equal to (a) the Minimum Prepayment Amount applicable to such Sale, minus (b) the amount of the prepayment paid in cash to the Bank Group with respect to such Sale.

                "Claims" means the Foothill Group Claims and the Bank Group Claims.



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               "Collateral" means all tangible and intangible property of
        Debtor, whether real or personal, wherever located, including all of Debtor's Accounts, General Intangibles, documents, chattel paper, investment property, instruments, money, deposit accounts, securities, Stock, Fixed Assets, machinery, equipment, furnishings, fixtures, Inventory, and real property, and all products and proceeds of any of the foregoing.

               "Creditors" means the Foothill Group, represented by the Foothill Group Agent, and the Bank Group, represented by the Bank Group Agent, collectively and individually.

               "Debtor" means StorMedia and each and every one of its present and future direct and indirect Subsidiaries, collectively and individually, including each and every such Subsidiary that now is, or at any time hereafter becomes, a party to any one or more of the Financing Documents (including StorMedia International, Strates, SFSC, Akashic, and Strates Malaysia).

               "Domestic Collateral" means (a) in the case of tangible Collateral, any such Collateral located within the United States of America or its possessions, dependencies, or territories, and (b) in the case of intangible Collateral, any such Collateral of an entity composing Debtor that is organized under the laws of, or maintains its principal place of business in, the United States of America, its possessions, dependencies, or territories, or any of the States composing the United States of America. The Stock of StorMedia International, Strates, and Strates Malaysia shall be deemed Foreign Collateral and not Domestic Collateral, and the Stock of SFSC and Akashic shall be deemed Domestic Collateral and not Foreign Collateral.

               "Enforcement Action" means, with respect to any Creditor and with respect to any item of Collateral (a) repossessing, selling, leasing, or otherwise disposing of all or any part of such Collateral, or exercising notification or collection rights with respect to all or any portion thereof, or attempting to do so, (b) commencing the enforcement with respect to such Collateral of any of the default remedies under any of such Creditor's Financing Documents, the UCC, or other applicable laws, including the commencement of any lawsuit or proceeding against Debtor to collect or enforce such Creditor's Claim, (c) appropriating, setting off (except for the daily cash sweep under the Foothill Group Financing Documents), or applying any part or all of such Collateral in the possession of, or coming into the possession of, such Creditor or its agent or bailee, to such Creditor's Claim, or (d) filing by such Creditor of, or the joining in the filing by such Creditor of, an involuntary bankruptcy or insolvency proceeding against Debtor, provided, however, that, with respect to any filing by any Person other than a Creditor of a proceeding, motion, or suit described in clause (d),



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        the filing by any Creditor of any claim in or the taking of any other action (not inconsistent with the express provisions of this Agreement) permitted or required by applicable law with respect to any such proceeding, motion, or suit shall not be deemed to be an Enforcement Action.

               "Enforcement Period" means, with respect to the Claims of any Creditor, any period of time commencing upon the earliest to occur of
        (a) the actual taking by such Creditor of any Enforcement Action (other than an insignificant or immaterial Enforcement Action) under circumstances where such Creditor is entitled to do so under the terms of its Financing Documents, (b) the acceleration by such Creditor of the maturity of its Claims, (c) the maturation of such Creditor's Claims in accordance with their terms if such Claims are not paid or satisfied on such date of maturation, (d) the commencement of an Insolvency Proceeding with respect to Debtor, (e) the permanent termination (as opposed to temporary suspension) by such Creditor of its obligations to Debtor under its Financing Documents based on the existence of an Event of Default, (f) the giving of a Bank Group Enforcement Notice, (g) the giving of a Foothill Group Enforcement Notice, or (h) the giving of a Foothill Group Equal Priority Collateral Enforcement Notice, and continuing until the earlier to occur of (y) the final payment or satisfaction in full of such Creditor's Claims, or (z) the waiver in writing by such Creditor of such Creditor Event of Default.

               "Equal Priority Collateral" means all General Intangibles of Debtor other than Identifiable Proceeds described in clause (d) of the definition of Bank Group Priority Collateral. For purposes of clarity, Equal Priority Collateral does not include Stock, Accounts, Inventory, or Fixed Assets.

               "Event of Default" means a Bank Group Event of Default or a Foothill Group Event of Default, as the context requires.

               "Excess Prepayment Amount" means an amount equal to 50% of the Net Sale Consideration in excess of the Minimum Prepayment Amount.

               "Financing Documents" means the Foothill Group Financing Documents and the Bank Group Financing Documents.

               "Fixed Assets" means, with respect to any Obligor, all real property, plant, and equipment (including fixtures) of such Obligor.



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               "Foothill Group" means Foothill Capital Corporation in its individual capacity and as the Foothill Group Agent, Madeleine, L.L.C., and any other person holding any Foothill Group Claim, and each of them, collectively and individually.

               "Foothill Group Agent" means Foothill Capital Corporation, a California corporation, acting as agent for the members of the Foothill Group pursuant to the Foothill Group Financing Documents, and any successor agent thereunder. Unless Bank Group Agent shall have been notified otherwise in accordance with Section 21 hereof, Bank Group Agent may presume that Foothill Capital Corporation continues to be the Foothill Group Agent.

               "Foothill Group Agreement" means that certain Loan and Security Agreement, dated as of May 29, 1998, between StorMedia and Akashic, on the one hand, and, on the other hand, the Foothill Group, as the same may from time to time be amended, modified, renewed, extended or restated.

               "Foothill Group Claims" means all present and future claims of the Foothill Group against Debtor for the payment of money arising under or related to the Foothill Group Financing Documents, including all claims for principal and interest (including interest accruing after the commencement of a bankruptcy proceeding by or against Debtor irrespective of whether a claim for such interest is allowed in such proceeding), or for reimbursement in connection with amounts paid under letters of credit (or guaranties in respect thereof) or for cash collateralization of amounts available to be drawn under letters of credit (or guaranties in respect thereof), or for reimbursement of late charges, fees, costs or expenses, or otherwise, whether fixed or contingent, matured or unmatured, liquidated or unliquidated, and whether arising under contract, in tort or otherwise; provided that the aggregate principal amount of Foothill Group Claims entitled to priority under this Agreement shall not exceed, as of any date of determination,
        (a) $30,000,000, minus (b) the aggregate amount of principal repayments made with respect to the Bridge Term Loan, unless the Bank Group Agent agrees otherwise.

               "Foothill Group Enforcement Notice" means a written notice from the Foothill Group Agent to the Bank Group Agent, given in accordance with Section 21 hereof, stating that (a) a Foothill Group Event of Default has occurred and is continuing, and (b) the Foothill Group desires and intends (subject to any applicable waiting periods or other restrictions provided for in this Agreement) to take Enforcement Action(s) against the Bank Group Priority Collateral.



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               "Foothill Group Equal Priority Collateral Enforcement Notice"
        means a written notice from the Foothill Group Agent to the Bank Group Agent, given in accordance with Section 21 hereof, stating that (a) a Foothill Group Event of Default has occurred and is continuing, and (b) the Foothill Group desires and intends (subject to any applicable provisions of this Agreement) to take Enforcement Action(s) against the Equal Priority Collateral.

               "Foothill Group Event of Default" means an "Event of Default" as defined under the Foothill Group Financing Documents.

               "Foothill Group Excess Claim" means any claim that would be a Foothill Group Claim but for the fact that (a) it does not arise under and is not related to the Foothill Group Financing Documents, or (b) it is in excess of the dollar limitation applicable to Foothill Group Claims, to the extent of such excess.

               "Foothill Group Financing Documents" means the Foothill Group Agreement and all present and future notes, guaranties, reimbursement agreements, security documents or other documents or agreements in any way related to, evidencing, or documenting the Foothill Group Claims, as the same may from time to time be amended, restated, supplemented, modified, renewed, extended, replaced, or refinanced.

               "Foothill Group Priority Collateral" means all Collateral other than the Bank Group Priority Collateral and the Equal Priority Collateral.

               "Foothill Group Priority Subsidiaries" means SFSC and Akashic.

               "Foothill OLV" means "OLV" as defined in the Foothill Group Agreement.

               "Foreign Collateral" means any Collateral that is not Domestic Collateral. The Stock of StorMedia International, Strates, and Strates Malaysia shall be deemed Foreign Collateral and not Domestic Collateral, and the Stock of SFSC and Akashic shall be deemed Domestic Collateral and not Foreign Collateral.

               "GAAP" means generally accepted accounting principles as in effect from time to time, consistently applied.

               "General Intangibles" means, with respect to any Person, all general intangibles (exclusive of deposit accounts and investment property) of such Person.



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               "Identifiable Proceeds" means, with respect to any Collateral, any "proceeds" (as defined in the UCC) or other sums received in respect of such Collateral that are identifiable and traceable under the identification and tracing rules and principles that exist under California state law (including the UCC), without regard to where such Collateral or proceeds are located, provided that Identifiable Proceeds included within clause (d) of the definition of "Bank Group Priority Collateral" shall not include (a) Inventory of any Obligor, (b) any Accounts of any Obligor arising from the sale, transfer, lease, license, or other disposition of Inventory by any Obligor, or (c) Fixed Assets that are Akashic Domestic Collateral.

               "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the United States Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

               "Inventory" means all present and future inventory in which Debtor has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Debtor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

               "Malaysian Exception" means that, anything in Section 17(b) or
        Section 17(c) to the contrary notwithstanding, the Foothill Group Agent may not make or commit to make any Stock Sale of any Stock of any Foothill Group Priority Subsidiary unless either (a) the Bank Group Agent has consented in its sole and absolute discretion to such Stock Sale, or (b) the Stock of Strates Malaysia has been transferred to StorMedia or a Bank Group Priority Subsidiary such that Strates Malaysia is no longer a Subsidiary of any Foothill Group Priority Subsidiary subject to the Lien of the Bank Group Agent.

               "Minimum Availability Condition" has the meaning ascribed to such term in the Foothill Group Loan Agreement as in effect on the effective date hereof, without regard to any subsequent amendments or modifications of such term except such as have been consented to in writing by the Bank Group Agent in its sole and absolute discretion.

               "Minimum Prepayment Amount" means, as to any Sale of Collateral, an amount equal to 90% of the OLV of the assets subject to such Sale.

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               "Net Sale Consideration" means (a) the total purchase
        consideration received by Debtor in any Sale of Collateral, less (b) the amount of any reasonable out-of-pocket expenses (including taxes) incurred by Debtor in connection with such Sale.

               "Obligor" means any Person comprising Debtor.

               "OLV" means, as to any item of Collateral, an amount equal to the orderly liquidation value for such item of Collateral as set forth in the appraisals of the Collateral performed by Koll DoveTech dated January 31, 1998 or Henry Butcher dated January 24, 1998.

               "perfection" has the meaning such term has when used in Division 9 of the UCC.

               "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

               "Prepayment Carryforward" means, as of any date of determination, an amount, equal to (a) the aggregate of the Excess Prepayment Amount (or portions thereof) paid to the Bank Group with respect to each Above OLV Sale consummated prior to such date, if any, minus (b) the aggregate Carryforward Reduction Amount with respect to each Below OLV Sale consummated prior to such date, if any.

               "Purchaser Note" shall have the meaning set forth in Section
        17(a).

               "Relevant Minimum Price" means, with respect to any Stock Sale:
        (a) If such Stock Sale is of the Stock of a Bank Group Priority Subsidiary, the Agreed Asset Value of that portion of the Relevant Released Collateral consisting of: (i) Accounts; and (ii) Inventory; and
        (b) if such Stock Sale is of the Stock of a Foothill Group Priority Subsidiary, the Agreed Asset Value of that portion of the Relevant Released Collateral consisting of: (i) Accounts; (ii) Inventory; and
        (iii) Fixed Assets that are not Akashic Domestic Collateral.

               "Relevant Released Collateral" means with respect to any Stock Sale effected in compliance with Section 17(c) of this Agreement, and except as otherwise provided in Section 17(d) of this Agreement, (a) the Stock being sold, (b) after giving effect to the Malaysian Exception, the Stock of any Subsidiaries of the Obligor whose Stock is



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        being sold to the extent owned by the Obligor whose Stock is being sold or any Subsidiary of such Obligor, and (c) the assets of the Obligor whose Stock is being sold and the assets of each Subsidiary of such Obligor.

               "Sale" means the sale, lease, or other disposition by Debtor of any item of the Collateral (other than the Stock of any direct or indirect Subsidiary of StorMedia, whether or not made or entered into in the ordinary course of business).

               "SFSC" means StorMedia Foreign Sales Corporation, a corporation organized under the laws of the U.S. Virgin Islands.

               "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934).

               "Stock Sale" means any sale or transfer of the Stock of any StorMedia Subsidiary, whether by the Obligor owning same with any necessary Creditor consents, or by a Creditor in realization of its security interest therein in accordance with the provisions of this Agreement.

               "Stock Sale Consideration" means, with respect to any Stock Sale, the net consideration received by the seller after deducting any reasonable out-of-pocket expenses (including taxes) incurred in connection with such Sale.

               "StorMedia" means StorMedia Incorporated, a California corporation.

               "StorMedia Collateral" means any Collateral owned by any StorMedia Entity.

               "StorMedia Domestic Collateral" means any StorMedia Collateral that is Domestic Collateral.

               "StorMedia Entities" means StorMedia and its Subsidiaries, collectively and individually, except for and excluding the Akashic Entities.

               "StorMedia Foreign Collateral" means any StorMedia Collateral that is Foreign Collateral.



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               "StorMedia International" means StorMedia International Ltd., a company organized under the laws of the Cayman Islands.

               "StorMedia Subsidiaries" means the Subsidiaries of StorMedia, including StorMedia International, Strates, SFSC, Akashic, and Strates Malaysia.

               "Strates" means Strates Pte. Ltd., a company organized under the laws of Singapore.

               "Strates Malaysia" means Strates Sdn. Bhd., a company organized under the laws of Malaysia, formerly known as Akashic Kubota Technologies Sdn. Bhd.

               "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock (or comparable ownership unit) having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

               "Tasman Facility" means Akashic Domestic Collateral consisting of the Fixed Assets located on the effective date of this Agreement at 305 and/or 2101 Tasman, Milpitas, California.

               "UCC" means the California Uniform Commercial Code, as in effect from time to time.

               2. Security Interest Priorities. Notwithstanding (a) the date, manner or order of perfection of the security interests and liens granted in favor of Creditors, (b) the provisions of the UCC or any other applicable law or decisions that would provide for different priorities, (c) the provisions of any contract or Financing Document in effect between either Creditor, on the one hand, and Debtor, on the other, and (d) whether either Creditor or any agent or bailee thereof holds possession of any part or all of the Collateral, the following, as among Creditors, shall be the relative priority of the valid, perfected, and enforceable security interests and liens of Creditors in the
Collateral:

               (i) The Bank Group shall have a first priority security interest in the Bank Group Priority Collateral to the extent of the Bank Group Claims, and the Foothill Group shall have a second priority security interest therein to the extent of the Foothill Group Claims.



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               (ii)   The Foothill Group shall have a first priority security
        interest in the Foothill Group Priority Collateral to the extent of the Foothill Group Claims, and the Bank Group shall have a second priority security interest therein to the extent of the Bank Group Claims.

               (iii) Each of the Foothill Group and the Bank Group shall have a security interest in the Equal Priority Collateral, to the extent of such Creditor's Claims, that is separate and distinct from, but of equal priority to, the other Creditor's security interest therein.

For the purposes of the foregoing allocation of priorities, any claim of a right of setoff shall be treated in all respects as a security interest, and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein. The priorities set forth herein are solely for the purpose of establishing the relative rights of the Creditors and, except as provided in Sections 17(a) or 17(c) hereof, there are no other persons or entities who are intended to be benefitted in any way by this Agreement.

               3. Distribution of Proceeds of Collateral. During any Enforcement Period, all net cash proceeds from realizations upon Collateral shall be distributed in accordance with the following procedure:

               (a) All net cash proceeds from realizations upon Foothill Group Priority Collateral shall be applied first to the Foothill Group Claims. After the Foothill Group Claims are paid in full, in cash, any remaining net cash proceeds from realizations upon Foothill Group Priority Collateral shall be paid to the Bank Group Claims until they are paid in full, in cash. After the Bank Group Claims are paid in full, in cash, any remaining net cash proceeds from realizations upon Foothill Group Priority Collateral shall be paid to the Foothill Group Excess Claims until they are paid in full, in cash. After the Foothill Group Excess Claims are paid in full, in cash, any remaining net cash proceeds from realizations upon Foothill Group Priority Collateral shall be paid to the Bank Group Excess Claims until they are paid in full, in cash.

               (b) All net cash proceeds from realizations upon the Bank Group Priority Collateral shall be applied first to the Bank Group Claims. After the Bank Group Claims are paid in full, in cash, any remaining net cash proceeds from realizations upon the Bank Group Priority Collateral shall be applied to the Foothill Group Claims until they are paid in full, in cash. After the Foothill Group Claims are paid in full, in cash, any remaining net cash proceeds from realizations upon the Bank Group Priority Collateral shall be applied to the Bank Group Excess Claims until they are paid in full, in cash. After the Bank Group Excess

Claims are paid in full, in cash, any remaining net cash proceeds from realizations upon the Bank Group Priority Collateral shall be applied to the Foothill Group Excess Claims until they are paid in full, in cash.

               (c) 50% of all net cash proceeds from realizations upon Equal Priority Collateral shall be applied to the Foothill Group Claims and the other 50% of all net cash proceeds from realizations upon Equal Priority Collateral shall be applied to the Bank Group Claims. After either Creditor's Claims are paid in full, in cash, any remaining net cash proceeds from realizations upon Equal Priority Collateral shall be applied to the other Creditor's Claims until they are paid in full, in cash. After both Creditors' Claims are paid in full, in cash, any remaining cash proceeds from realizations upon Equal Priority Collateral shall be applied 50/50 to any Foothill Group Excess Claims and/or Bank Group Excess Claims until they are paid in full.

               (d) After all of the Claims, any Foothill Group Excess Claims, and any Bank Group Excess Claims, have been paid or otherwise satisfied in full, in cash, the balance of net cash proceeds from realizations upon Collateral, if any, shall be paid to Debtor or as otherwise required by applicable law.

               (e) Should any Identifiable Proceeds of Collateral be received by any Creditor (the "Receiving Creditor") which, to the actual knowledge of such Receiving Creditor, should, in accordance with the terms of this Section 3, be paid to another Creditor (the "Entitled Creditor"), the Receiving Creditor shall hold such Identifiable Proceeds for the benefit of the Entitled Creditor and shall promptly deliver the same (in kind, if practicable, or otherwise its equivalent) to the Foothill Group Agent or the Bank Group Agent, as the case may be, for application to (in the case of cash or its equivalent), or to be held as collateral for (in the case of other property), the Foothill Group Claims or the Bank Group Claims, as applicable, together with any necessary non-recourse assignment or endorsement. If the Receiving Creditor fails to provide any such assignment or endorsement, the Entitled Creditor may supply the same. No Creditor shall have liability for, nor shall be required to disgorge, any accidental application of Identifiable Proceeds to the reduction of its Claims if it received same without actual knowledge that another Creditor was entitled thereto and applied same to reduction of its own Claims in the good faith belief that it was entitled so to do, to the extent that it extended further credit or financial accommodations as a consequence of or in reliance upon such receipt and application.

               4.     Enforcement Actions. The Creditors agree that:

               (a) The Foothill Group may, at its option, during any Enforcement Period relating to the Foothill Group Claims, take any Enforcement Action it deems appropriate with respect to the Foothill Group Priority Collateral or the Equal Priority Collateral, without any requirement that it obtain the prior consent of the Bank Group; provided that, prior to or concurrent with the taking of any such Enforcement Action, the Foothill Group Agent will endeavor in good faith to give to the Bank Group Agent a Foothill Group Equal Priority Collateral Enforcement Notice (but the failure to give such a notice shall not give rise to any liability on the part of the Foothill Group Agent or the Foothill Group unless such failure was intentional or in bad faith).

               (b) The Bank Group may, at its option, during any Enforcement Period relating to the Bank Group Claims, take any Enforcement Action it deems appropriate with respect to the Bank Group Priority Collateral, without any requirement that it obtain the prior consent of the Foothill Group; provided, however, that (i) the Bank Group hereby agrees that the Foothill Group Agent (or its duly authorized agents or representatives), at its option, shall have the right and license to use, in peace and without disturbance by the Bank Group (provided that ongoing efforts of the Bank Group to find buyers for, or to arrange to consummate sales or other dispositions of, such Fixed Assets (or of the Stock of any Obligor that owns such Fixed Assets, or of the Stock of any other Obligor of which the owner of such Fixed Assets is a Subsidiary), including showing same to potential buyers, and including instituting procedural steps necessary or incidental to foreclosure such as the giving or publication of notices, the commencement of legal proceedings, or the scheduling of sales or auctions, shall not be considered disturbance of the Foothill Group Agent's right of peaceful and undisturbed use so long as such efforts do not, in fact, substantially disrupt or interfere with such use), all or part of the Fixed Assets included in the Bank Group Priority Collateral for a period of time not to exceed 30 days after the first to occur of (x) the Foothill Group Agent's receipt of notice from the Bank Group Agent that the Bank Group Agent intends to dispose of certain specified Fixed Assets 30 days hence, (y) the Bank Group Agent's receipt of notice from the Foothill Group Agent of the Foothill Group's request for license to use certain specified Fixed Assets and that such license period commence, or (z) the date on which the Foothill Group Agent first receives possession of the Foothill Group Priority Collateral, conditioned on the payment by the Foothill Group to the Bank Group Agent for the benefit of the Bank Group of reasonable rent for any Fixed Assets constituting Bank Group Priority Collateral identified in the notice described in subparagraph (x) or
(y), as applicable, above with respect to the period of their actual use; such right and license being provided to the Foothill Group Agent to enable it (or its agents) to complete the manufacture, assembly, and sale of Inventory of Debtor extant at the time of the receipt of such notice, and (ii) from and after the commencement of and during the continuation of such period, the right of the Bank Group to take any such Enforcement Action with respect to that portion of the Bank Group Priority Collateral that is the subject of such right and license shall be subject to the right and license of use thereof by the Foothill Group Agent, as delineated above; provided, however, if the Foothill Group is enjoined or stayed from taking any of the preceding Enforcement

Actions by a court of competent jurisdiction or the commencement of an insolvency proceeding, then the 30-day period referred to above shall be extended by the number of days in which the Foothill Group is so enjoined or stayed (the "Extension Period"); provided, further, that such Extension Period shall not exceed 30 days (A) if the Bank Group is not enjoined or stayed from exercising its Enforcement Actions with respect to Fixed Assets included in the Bank Group Priority Collateral during such Extension Period, or (B) if the Bank Group is so enjoined or stayed during the Extension Period, after the date of such injunction or stay as to the exercise of the Bank Group's Enforcement Actions is vacated.

               (c) Except as permitted by and in accordance with Section 7 hereof, until the Bank Group Claims have been paid or satisfied in full, the Foothill Group Agent shall not take any Enforcement Action against the Bank Group Priority Collateral without first obtaining the prior written consent of the Bank Group in its sole and absolute discretion.

               (d) Except as permitted by and in accordance with Section 7 hereof, until the Foothill Group Claims have been paid or satisfied in full, the Bank Group shall not take any Enforcement Action against the Foothill Group Priority Collateral or the Equal Priority Collateral without first obtaining the prior written consent of the Foothill Group in its sole and absolute discretion.

               (e) To the extent that any Bank now or hereafter maintains deposit accounts for, or provides lock box services to, Debtor, such Bank, for the benefit of the Foothill Group, so long as any Foothill Group Claims remain outstanding or the Foothill Group has any commitment to extend credit to Debtor, irrevocably waives any right to set off funds in such deposit accounts or lock boxes against obligations due such Bank or the Bank Group, except only that such Bank may recoup from funds in such deposit accounts or lock boxes its customary service charges and fees relating to the provision of deposit account or lock box services (subject to the terms of any applicable lockbox account agreement).

               5. Waiver of Right to Require Marshaling. Each Creditor expressly hereby waives any right that it otherwise might have to require the other Creditor to marshal assets or to resort to Collateral in any particular order or manner, whether provided for by common law or statute, including the provisions of California Civil Code Sections 2899 and 3433, provided that this paragraph shall not override any specific provision of this Agreement. No Creditor shall be required to enforce any guaranty or any security interest given by any Person as a condition precedent or concurrent to the taking of any Enforcement Action.

               6. Exercise of Remedies. Subject only to any express provision of this Agreement that requires a Creditor to take or refrain from taking an action, (a) each Creditor may exercise its good faith discretion with respect to exercising or refraining from exercising any of its rights and remedies or taking any Enforcement Action, (b) the Bank Group agrees that the Foothill Group shall not incur any liability to the Bank Group for taking or refraining from taking any action with respect to the Foothill Group Priority Collateral or the Equal Priority Collateral, and (c) the Foothill Group agrees that the Bank Group shall not incur any liability to the Foothill Group for taking or refraining from taking any action with respect to the Bank Group Priority Collateral or, subject to the provisions hereof, the Equal Priority Collateral.

               7. Enforcement of Junior or Equal Priority Security Interests in Collateral.

               (a) If (i)(x) 120 consecutive days have elapsed since the giving by the Bank Group Agent to the Foothill Group Agent of a Bank Group Enforcement Notice, (y) one or more Bank Group Events of Default shall have existed at each point in time during such elapsed period, and (z) at the conclusion of such elapsed period, one or more Bank Group Events of Default remain in existence and have not been waived, or (ii) there is commenced, either by or against Debtor, a bankruptcy or insolvency proceeding, then, subject to applicable law, and subject to compliance with the terms and provisions of the Bank Group Financing Documents, the Bank Group may proceed to take Enforcement Action against the Foothill Group Priority Collateral or the Equal Priority Collateral (in the case of clause (ii) above, solely with respect to Collateral of the applicable Person which is the subject of such proceeding), provided that such Enforcement Action is subject to all prior rights (including Section 3 hereof) of the Foothill Group in the Foothill Group Priority Collateral and all rights (including Section 3 hereof) of the Foothill Group in the Equal Priority Collateral, as the case may be.

               (b) If (i)(x) 120 consecutive days have elapsed since the giving by the Foothill Group Agent to the Bank Group Agent of a Foothill Group Enforcement Notice, (y) one or more Foothill Group Events of Default shall have existed at each point in time during such elapsed period, and (z) at the conclusion of such elapsed period, one or more Foothill Group Events of Default remain in existence and have not been waived, or (ii) there is commenced, either by or against Debtor, a bankruptcy or insolvency proceeding, then, subject to applicable law, and subject to compliance with the terms and provisions of the Foothill Group Financing Documents, the Foothill Group may proceed to take Enforcement Action against the Bank Group Priority Collateral (in the case of clause (ii) above, solely with respect to Collateral of the applicable Person which is the subject of such proceeding), provided that such Enforcement Action is subject to all prior rights (including Section 3 hereof) of the Bank Group in the Bank Group Priority Collateral and the limited rights (including Section 3 hereof) of the Bank Group with respect to the Equal Priority Collateral, as the case may be.

               8. Cross-Defaults and Unwind Provisions. If a Bank Group Event of Default exists that is premised solely on the existence of a Foothill Group Event of Default or on the giving by the Foothill Group Agent of a Foothill Group Enforcement Notice, and if such Foothill Group Event of Default is waived, or such Foothill Group Enforcement Notice is withdrawn or rescinded by the Foothill Group Agent or the Foothill Group, then that Bank Group Event of Default likewise automatically shall be waived. The immediately foregoing sentence notwithstanding, if, at the time of such cure, waiver, or rescission, other Bank Group Events of Default also exist that are not premised solely on the existence of a Foothill Group Event of Default or on the giving by the Foothill Group Agent of a Foothill Group Enforcement Notice, such other Bank Group Events of Default shall not automatically be waived pursuant to the provisions of the immediately foregoing sentence. If a Foothill Group Event of Default exists that is premised solely on the existence of a Bank Group Event of Default or on the giving by the Bank Group Agent of a Bank Group Enforcement Notice, and if such Bank Group Event of Default is waived, or such Bank Group Enforcement Notice is withdrawn or rescinded by the Bank Group Agent or the Bank Group, then that Foothill Group Event of Default likewise automatically shall be waived. The immediately foregoing sentence notwithstanding, if, at the time of such cure, waiver, or rescission, other Foothill Group Events of Default also exist that are not premised solely on the existence of a Bank Group Event of Default or on the giving by the Bank Group Agent of a Bank Group Enforcement Notice, such other Foothill Group Events of Default shall not automatically be waived pursuant to the provisions of the immediately foregoing sentence. If a Creditor is taking Enforcement Action against Collateral in accordance with the terms and provisions of this Agreement, premised on the existence of one or more Events of Default, and if all such Events of Default are waived, then such Creditor promptly shall suspend further Enforcement Action; provided however, that such Creditor will not be required to do so if it might incur liability or it might breach commitments it already has entered into in connection with such Enforcement Action (such as, by way of illustration, but not by way of limitation, enforceable agreements to dispose of Collateral).

               9. UCC Notices. In the event that any Creditor shall be required by the UCC or any other applicable law to give any notice to the other Creditor, such notice shall be given in accordance with Section 21 hereof and 5 Business Days notice shall be conclusively deemed to be commercially reasonable. Any notice given pursuant to this section is agreed to comply with the timing and addressing requirements of Sections 9504 and 9505 of the UCC. To the extent that any Creditor is entitled by Sections 9504 or 9505 of the UCC to request notice from any other Creditor, this Section 9 constitutes such a request.

               10. Independent Credit Investigations. No Creditor nor any of its respective directors, officers, agents, employees, attorneys, shareholders, or professionals shall be responsible to any other Creditor or to any other person or entity for Debtor's solvency, creditworthiness, financial condition, or ability to repay any of the Claims or for the accuracy of any recitals, statements, representations, or warranties of Debtor, oral or written, or for the validity, sufficiency, enforceability, or perfection of the Claims or the Financing Documents, or any security interests or liens granted by Debtor to any Creditor in connection therewith. Each Creditor has entered into its respective Financing Documents with Debtor based upon its own independent investigation, and makes no warranty or representation to the other Creditor, nor does it rely upon any representation of the other Creditor with respect to matters identified or referred to in this paragraph. Neither Creditor shall have any responsibility to the other Creditor for monitoring or assuring compliance by Debtor with any of Debtor's covenants or representations made to either Creditor. Without limiting the generality of the foregoing, either Creditor may perform in accordance with the terms of its Financing Documents (subject to this Agreement) without regard to whether Debtor's performance in accordance with the terms thereof might or would constitute or result in a breach of covenants or representations under the other Creditor's Financing Documents, and under no circumstances shall any Creditor be liable to the other for inducing a breach or violation of the other's Financing Documents by virtue of performing in accordance with the terms of its own Financing Documents (subject to this Agreement).

               11. Non-Avoidability and Perfection of Liens; No Challenge. The subordinations and relative priorities set forth in this Agreement are expressly conditioned upon the validity, enforceability, non-avoidability, and perfection of the security interest to which another security interest is subordinated or made of equal priority, as the case may be. If the security interest to which another security interest is subordinated is not valid, enforceable, or perfected, or is voidable for any reason, then the subordination provided for herein shall not be effective to the extent of such invalidity, unenforceability, non-perfection, or avoidability. The Foothill Group agrees for the benefit of the Bank Group not to challenge or seek to avoid any lien or security interest of the Bank Group, or the validity, enforceability, priority, or perfection thereof. The Bank Group agrees for the benefit of the Foothill Group not to challenge or seek to avoid any lien or security interest of the Foothill Group, or the validity, enforceability, priority or perfection thereof. No Creditor will file or join in any motion to substantively consolidate Insolvency Proceedings of any Obligors without the consent of the other Creditors.

               12. Perfection of Possessory, Etc. Security Interests. For the limited purpose of perfecting the security interests of the Creditors in those types or items of Collateral in which a security interest may be perfected by possession, dominion, or control, including, without limitation, certificated securities, instruments, money, or deposit accounts, each Creditor hereby appoints the other as its bailee for the limited purpose of possessing on its behalf, or exercising dominion or control on its behalf over, any such Collateral that may come into the possession, dominion, or control of such other Creditor from time to time, and each Creditor agrees to act as the other's bailee for such limited purpose of perfecting the other's security interest by possession, dominion, or control through a bailee, provided that neither Creditor shall incur any liability to the other Creditor by virtue of acting as the other's bailee hereunder, and either Creditor may relinquish possession, dominion, or control of Collateral in its possession, dominion, or control without the consent of the other Creditor, and without incurring liability to the other Creditor, unless there is an express written agreement to the contrary in effect between the Creditors. To the extent that any Creditor relinquishes possession, dominion, or control of Collateral at a time when the other Creditor would be entitled to possession, dominion, or control over such Collateral, the relinquishing Creditor will endeavor in good faith to turn over possession, dominion, or control thereof to the other Creditor (rather than to Debtor), but shall have no liability for any failure to do so that is not the result of bad faith or willful misconduct.

               13. Amendments, Modifications and Increases; Consent to Foothill Group Financing Documents. Each Creditor may enter into amendments, modifications, renewals, or extensions of its Financing Documents with Debtor, or may increase or decrease the credit facilities made available by it to Debtor, without in any way affecting the rights and obligations of the Creditors under this Agreement. The Bank Group hereby consents to the execution, delivery, and performance by the Foothill Group and Debtor of the Foothill Group Financing Documents. The Foothill Group hereby consents to the execution, delivery, and performance by the Bank Group and Debtor of the Bank Group Financing Documents. Should either or both Creditors cease extending further credit to Debtor, this Agreement nevertheless shall continue in effect as to the outstanding Claims of each Creditor until this Agreement is terminated as set forth in Section 14 hereof.

               14. Termination; Conditional Revival and Reinstatement. This Agreement is a continuing agreement, and, unless both Creditors have specifically consented in writing to its earlier termination, this Agreement shall remain in full force and effect in all respects until the earlier of (a) such time as the Foothill Group Claims are paid or otherwise satisfied in full, the Foothill Group has no further commitment to extend credit facilities to Debtor, and the Foothill Group Agent has released or terminated its security interest in the Collateral, or (b) such time as the Bank Group Claims are paid or otherwise satisfied in full, the Bank Group has no commitment to extend credit facilities to Debtor, and the Bank Group has released or terminated its security interest in the Collateral. The foregoing notwithstanding, if this Agreement has terminated, and if a Creditor (for purposes of this Section 14, the "Disgorging Creditor") thereafter is required to return or disgorge any payment or transfer received by it such that such Creditor has a revived and reinstated Claim against Debtor, then, if such Disgorging Creditor gives notice of such circumstance to the other Creditors, and to the extent that such other Creditors continue to hold Claims or continue to have commitments to extend credit facilities to Debtor, this Agreement shall be revived and reinstated prospectively from the time of receipt of such notice, provided that such other Creditors shall not, as the consequence of such revival and reinstatement: (a) have any liability as the result of any acts or omissions taken or omitted to be taken during any period that this Agreement was terminated; or (b) be required to return, disgorge, or account for any payments or transfers received by them (whether or not from Collateral) during any period that this Agreement was terminated.

               15. Accountings. Each Creditor agrees, upon the occurrence of any Enforcement Action, to provide the other Creditor, upon reasonable request, periodic accountings of the amount of such Creditor's Claims, giving effect to any applications of realizations upon Collateral.

               16. Effect of Bankruptcy. This Agreement shall be and remain enforceable notwithstanding any bankruptcy or other insolvency proceeding by or against Debtor.

               17. Control of Dispositions of Collateral and Effect thereof on Junior or Equal Priority Security Interests.

               (a) Notwithstanding any provision, term, or condition to the contrary contained in the Bank Group Financing Documents or the Foothill Group Financing Documents, so long as no Event of Default has occurred and is continuing or would result from giving effect to such Sale, and subject to the Minimum Availability Condition (except to the extent, if any, that such condition is waived by the Foothill Group in its sole and absolute discretion and except that the Minimum Availability Condition shall not be applicable to Sales by Debtor pursuant to Section 17(a)(ii) of this Agreement), the Creditors each agree for their mutual benefit that Debtor shall be entitled to make Sales of the Fixed Assets composing the Collateral subject to the following terms and conditions and so long as the Net Sale Consideration from such Sales of Fixed Assets is distributed as follows:

                      (i) The consideration for each such Sale shall be all cash; provided, however, in the event that the Net Sales Consideration received in any such Sale is in excess of $15,000,000, the consideration for such Sale may consist of (y) cash, and (z) promissory notes (each such note a "Purchaser Note") in an aggregate principal amount not to exceed the lesser of:

                             (A) 50% of the aggregate proceeds received in such Sale; or

                             (B)    the aggregate Net Sale Consideration
                                    received in connection with such Sale minus the aggregate OLV of the assets subject to such Sale;

        provided, further, that (x) subject to subsection 17(a)(v), each such Purchaser Note shall be pledged to the Bank Group Agent for the benefit of the Bank Group and the Foothill Group Agent for the benefit of the Foothill Group, (y) if more than one person is purchasing assets in any Sale in which one or more Purchaser Notes are issued, each such Person shall be jointly and severally liable on each such Purchaser Note, and
        (z) the creditworthiness of the issuer(s) of any such Purchaser Notes and the terms of any such Purchaser Notes shall be reasonably satisfactory to the Creditor(s), as applicable, entitled to receive the pledge of such Purchaser Note(s).

                      (ii) With respect to any Sale of Fixed Assets that compose Akashic Foreign Collateral, StorMedia Foreign Collateral, or StorMedia Domestic Collateral, Debtor shall apply the proceeds of any such Sale to the prepayment of the Bank Group Claims in the following amounts:

                             (A) in the case of any Above OLV Sale, the prepayment shall be in an amount equal to the lesser of (1) the Net Sale Consideration for such Sale, and (2) the sum of (a) the Minimum Prepayment Amount, plus (b) the Excess Prepayment Amount[, plus (c) if the Prepayment Carryforward is then a negative number, an amount equal to the absolute value of the Prepayment Carryforward]; and

                             (B) in the case of any Below OLV Sale, the prepayment shall be in an amount equal to the greater of (1) the Minimum Prepayment Amount minus the aggregate amount of the Prepayment Carryforward (if a positive number) at the time of the Sale, and (2) the Net Sale Consideration for such Sale. Unless the Bank Group Agent and each of the members of the Bank Group have otherwise consented thereto, Debtor may not commit to enter into, or consummate, a Below OLV Sale if, after giving effect to such Below OLV Sale and any prepayment made to the Bank Group Agent for the benefit of the Bank Group in connection therewith, the Prepayment Carryforward would be a negative number.

                             (C) If the consideration for any such Sale is permitted to consist of Purchaser Notes pursuant to clause (i) of this subsection 17(a), then up to 50% of the amount payable to the Bank Group pursuant to clause (ii) of this subsection 17(a) may consist of Purchaser Notes; provided, however, that:

                                    (1)    the issuer(s) of Purchaser Notes
                                           shall issue two such Purchaser Notes
                                           each equal to one-half of the amount
                                           to be evidenced by Purchaser Notes;

                                    (2)    Debtor shall irrevocably instruct the
                                           issuer(s) of Purchaser Notes in such
                                           Sale to make payments on one such
                                           note directly to the Bank Group Agent
                                           for the benefit of the Bank Group;

                                    (3)    so long as there is no Bank Group
                                           Event of Default, payments under the
                                           other Purchaser Note issued in such
                                           Sale may be made directly to Debtor;

                                    (4)    anything contained in Section 3
                                           hereof to the contrary
                                           notwithstanding, after the occurrence
                                           of a Bank Group Event of Default,
                                           upon notice from the Bank Group
                                           Agent, the issuer(s) of such other
                                           Purchaser Note(s) shall be
                                           irrevocably instructed to make
                                           payments on all such other Purchaser
                                           Note(s) directly to the Bank Group
                                           Agent for the benefit of the Bank
                                           Group;

                                    (5)    any such payments made to the Bank
                                           Group Agent shall be applied to the
                                           prepayment of the Bank Group Claims
                                           in accordance with the provisions of
                                           the Bank Group Agreement; and

                                    (6)    the principal amount of any Purchaser
                                           Note shall not be included in the
                                           calculation of the Prepayment
                                           Carryforward or the Carryforward
                                           Reduction Amount.

                      (iii) With respect to any Sale of Fixed Assets that compose Akashic Domestic Collateral (other than the Tasman Facility), Debtor shall retain or apply the proceeds of any such Sale to the prepayment of the Bank Group Claims and the Foothill Group Claims in the following amounts:

                             (A) Debtor may retain the first $7,000,000 in net cash proceeds from any such Sale and use the same for any lawful general corporate purpose; and

                             (B) to the extent that the net cash proceeds of all such Sales of Akashic Domestic Collateral are in excess of $7,000,000, Debtor shall make a mandatory prepayment of the Bank Group Claims in accordance with the provisions of the Bank Group Agreement in an amount equal to 50% of such excess. The remaining 50% shall be paid to the Foothill Group Agent for application to the Foothill Group Claims.

                      (iv) With respect to any Sale of Fixed Assets that compose the Tasman Facility portion of the Akashic Domestic Collateral, Debtor shall apply the proceeds of any such Sale to the prepayment of the Bank Group Claims and the Foothill Group Claims in accordance with the provisions of the Bank Group Agreement and the Foothill Group Agreement in the following order:

                             (A) Debtor shall make a mandatory prepayment of the Foothill Group Claims in the amount, if any, required to be prepaid under the Foothill Group Agreement as a result of such Sale (which may be the entire such amount);

                             (B) Debtor shall make a mandatory prepayment of the Bank Group Claims in accordance with the provisions of the Bank Group Agreement in an amount equal to 50% of the Net Sale Consideration of any such Sale, if any, remaining after making any prepayment required by subsection 17(a)(iv)(A); and

                             (C) Debtor may retain the remainder of any such proceeds from any such Sale, if any, and use the same for any lawful general corporate purpose.

                      (v) To the extent that the consideration for any Permitted Sale is paid in the form of Purchaser Notes in accordance with subsection 17(a)(i), such Purchaser Notes shall be issued as follows;

                             (A) with respect to Purchaser Notes that are proceeds of Foothill Group Priority
                                    Collateral:

                                    (1)    to the extent such proceeds would
                                           have been payable to the Bank Group
                                           if received in cash, a Purchaser Note
                                           for such amount shall be payable
                                           directly to the Bank Group Agent for
                                           the benefit of the Bank Group and
                                           such Purchaser Note shall be pledged
                                           to the Bank Group Agent; and

                                    (2)    to the extent such proceeds would
                                           have been payable to the Foothill
                                           Group or to Debtor, a Purchaser Note
                                           for such amount shall be payable to
                                           the Debtor and pledged to the
                                           Foothill Group Agent, with any
                                           payments or collections thereon to be
                                           applied in accordance with the terms
                                           of the Foothill Group Financing
                                           Documents; and

                             (B) with respect to Purchaser Notes that are proceeds of Bank Group Priority Collateral:

                                    (1)    to the extent such proceeds would
                                           have been payable to the Bank Group
                                           if received in cash, a Purchaser Note
                                           for such amount shall be payable
                                           directly to the Bank Group Agent for
                                           the benefit of the Bank Group and
                                           such Purchaser Note shall be pledged
                                           to the Bank Group Agent; and

                                    (2)    to the extent such proceeds would
                                           have been payable to the Debtor, a
                                           Purchaser Note for such amount shall
                                           be payable to Debtor and pledged to
                                           the Bank Group Agent, with any
                                           payments or collections thereon to be
                                           applied in accordance with the terms
                                           of the Bank Group Financing
                                           Documents, provided that, until the
                                           Bank Group Agent notifies the obligor
                                           under such Purchaser

                                           Note that a Bank Group Event of
                                           Default has occurred, any payments
                                           with respect thereto shall be treated
                                           the same as "Collections" under the
                                           Foothill Group Loan Agreement and
                                           shall be directed into and through
                                           the "Lockboxes" provided for therein.

                      (vi) The principal amount of any Purchaser Note shall not be included in the calculation of the Prepayment Carryforward or the Carryforward Reduction Amount.

                      (vii) To the extent of any disposition of Collateral governed by and made in compliance with subsection 17(a), each Creditor agrees to release its security interest in the Collateral being sold concurrent with the sale thereof.

                      (viii) Anything to the contrary in Section 17(a)(iii) or
        (iv) notwithstanding, Debtor must obtain the prior consent of the Foothill Group to effect a Sale of Domestic Collateral consisting of Fixed Assets of Akashic, except that such consent shall not be required for Sales: (A) not to exceed $2,000,000 of Foothill OLV in the aggregate of Fixed Assets with individual with Foothill OLV of less than or equal to $250,000; or (B) with Net Sale Consideration of at least 70% of the Foothill OLV of the Fixed Assets being sold.

               (b) Subject to Section 17(c) hereof, and subject to the Malaysian Exception, all other dispositions of any Collateral not the subject of the provisions of Section 17(a) shall be subject to the following provisions:

                      (i) Each Creditor hereby agrees that, as of any date of determination and with respect to any Collateral: (A) if the Creditor with the senior security interest in such Collateral (other than the Equal Priority Collateral) shall have agreed with Debtor that Debtor may sell such Collateral, then the security interest of the other Creditor in such Collateral shall be released by such other Creditor concurrently with such sale or other disposition and, except as otherwise agreed by the Creditors, the net cash proceeds therefrom shall be applied to the Claims of the Creditors in the manner provided in Section 3 hereof; and
        (B) if any Creditor then permitted hereunder to sell or dispose of the Equal Priority Collateral shall have agreed with Debtor that Debtor may sell such Collateral, then the security interest of the other Creditor in such Collateral shall be released by such other Creditor concurrently with such sale or other disposition and, except as otherwise agreed by the Creditors, the net cash proceeds therefrom shall be applied to the Claims of the Creditors in the manner provided in Section 3 hereof;

                      (ii) Each Creditor hereby further agrees that: (A) any UCC collection, sale, or other disposition of Foothill Group Priority Collateral by the Foothill Group Agent shall be free and clear of any security interest, lien, claim or offset of the Bank Group in such Foothill Group Priority Collateral, provided that the Bank Group shall retain a junior security interest and lien on the proceeds of such collection, sale, or other disposition (except to the extent such proceeds are applied to the Foothill Group Claims or, with the consent of the Creditors, are used by Debtor for general corporate purposes as set forth in subsection (i) of this Section 17(b)); (B) any UCC collection, sale, or other disposition of the Bank Group Priority Collateral by the Bank Group shall be free and clear of the junior security interest of the Foothill Group in such Bank Group Priority Collateral, provided that the Foothill Group shall retain a junior security interest and lien on the proceeds of such collection, sale, or other disposition (except to the extent such proceeds are applied to the Bank Group Claims or, with the consent of the Creditors, are used by Debtor for general corporate purposes as set forth in subsection (i) of this Section 17(b)); and (C) any UCC collection, sale, or other disposition of Equal Priority Collateral by either Creditor then permitted hereunder to sell or dispose of the Equal Priority Collateral shall be free and clear of the equal priority security interest of the other Creditor in such Equal Priority Collateral, provided that such other Creditor shall retain an equal priority security interest and lien on the proceeds of such collection, sale, or other disposition; and

                      (iii) To the extent reasonably requested by either Creditor, the other Creditor will cooperate in providing any necessary or appropriate releases to permit a collection, sale, or other disposition of Collateral, as provided in subsections (i) or (ii) of this Section 17(b), by the Creditor holding the senior security interest therein free and clear of the other Creditor's junior security interest or by the Creditor conducting the collection, sale, or other disposition of the Equal Priority Collateral (as permitted by the provisions hereof) free and clear of the other Creditor's equal priority security interest therein (except as to the proceeds thereof as set forth herein).

               (c) Special Rules for Stock Sales. Subject to the Malaysian Exception, the Foothill Group Agent may make, or permit to be made by an Obligor, a Stock Sale of the Stock of any Foothill Group Priority Subsidiary, either with the consent of the Obligor that owns such Stock, or without such consent pursuant to the lawful exercise of its rights as a secured creditor, in either case without the consent of the Bank Group, so long and only so long as, unless the Creditors agree otherwise, the related Stock Sale Consideration is at least equal to the Relevant Minimum Price, and so long and only so long as, unless the Creditors agree otherwise, such Stock Sale Consideration is applied as set forth below. In connection with any such Stock Sale referred to in the preceding sentence, the Bank Group Agent shall release its security interests and liens on any Relevant Released Collateral related to such Stock Sale, shall release any guaranties from the Person whose Stock is the subject of such Stock Sale, or any Subsidiary of such Person, and the Stock Sale Consideration shall be paid, first, to the Foothill Group Agent for the benefit of the Foothill Group, to the extent of the Agreed Asset Value of the Accounts and Inventory, if any, that are included within the Relevant Released Collateral, second, to the Bank Group Agent for the benefit of the Bank Group, to the extent of the Agreed Asset Value of the Fixed Assets other than Akashic Domestic Collateral, if any, that are included within the Relevant Released Collateral, third, to the Foothill Group Agent for the benefit of the Foothill Group to the extent of the lesser of any such remaining proceeds and the Agreed Asset Value of the Fixed Assets consisting of Akashic Domestic Collateral, if any, included within the Relevant Released Collateral, and, fourth, if there are any remaining proceeds, divided equally (50/50) among the Foothill Group Agent for the benefit of the Foothill Group and the Bank Group Agent for the benefit of the Bank Group. The Bank Group Agent may make, or permit to be made by an Obligor, a Stock Sale of the Stock of any Bank Group Priority Subsidiary, either with the consent of the Obligor that owns such Stock, or without such consent pursuant to the lawful exercise of its rights as a secured creditor, in either case without the consent of the Foothill Group, so long and only so long as, unless the Creditors agree otherwise, the related Stock Sale Consideration is at least equal to the Relevant Minimum Price, and so long and only so long as, unless the Creditors agree otherwise, such Stock Sale Consideration is applied as set forth below. In connection with any such Stock Sale referred to in the preceding sentence, the Foothill Group Agent shall release its security interests and liens on any Relevant Released Collateral related to such Stock Sale, shall release any guaranties from the Person whose Stock is the subject of such Stock Sale, or any Subsidiary of such Person, and the Stock Sale Consideration shall be paid, first, to the Foothill Group Agent for the benefit of the Foothill Group, to the extent of the Agreed Asset Value of the Accounts and Inventory, if any, that are included within the Relevant Released Collateral, second, to the Bank Group Agent for the benefit of the Bank Group, to the extent of the lesser of any such remaining proceeds and the Agreed Asset Value of the Fixed Assets, if any, that are included within the Relevant Released Collateral and, third, if there are any remaining proceeds, divided equally (50/50) among the Foothill Group Agent for the benefit of the Foothill Group and the Bank Group Agent for the benefit of the Bank Group.

               18. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to this Agreement unless otherwise specified.

               19. Modifications in Writing. No amendment, modification, supplement, termination, consent, or waiver of or to any provision of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of the Creditors. Any waiver of any provision of this Agreement, or any consent to any departure from the terms of any provisions of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

               20. Waivers; Failure or Delay. No failure or delay on the part of either Creditor in the exercise of any power, right, remedy, or privilege under this Agreement shall impair such power, right, remedy, or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise of any other power, right, or privilege. The waiver of any such right, power, remedy, or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

               21. Notices. All notices hereunder shall be effective upon receipt, shall be in writing, and shall be sent by U.S. mail, Federal Express overnight courier (or the equivalent), hand delivery by a reputable and reliable professional courier service, mailgram, telefacsimile, telegram, or telex as follows:


               If to
               the Foothill
               Group:               C/O FOOTHILL CAPITAL CORPORATION
                                    11111 Santa Monica Boulevard, Suite 1500
                                    Los Angeles, California 90025
                                    Attn: Business Finance Division Manager
                                    Telecopier: 310.478.9788

               With a
               copy to: BROBECK, PHLEGER & HARRISON LLP 550 S. Hope Street, Suite 2100 Los Angeles, CA 90071
                                    Attn: Jeffrey S. Turner, Esq.
                                    Telecopier: 213.239.1324

               If to the
               Bank Group:          c/o CANADIAN BANK OF COMMERCE,
                                    NEW YORK AGENCY, as the Bank Group Agent
                                    425 Lexington Avenue, 8th Floor
                                    New York, New York 10017
                                    Attn: Marc Bilbao
                                    Telecopier: 212.856.4135

               With a
               copy to:             SIDLEY & AUSTIN
                                    555 West Fifth Street, 40th Floor
                                    Los Angeles, CA 90013-1010
                                    Attn: Jennifer C. Hagle, Esq.
                                    Telecopier: 213.896.6600

               The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. The failure to send a copy of notice to the individuals who are shown above as being required to receive copies shall not invalidate or otherwise affect the validity of a notice that is otherwise effectively given. All notices or demands sent in accordance with this section shall be deemed received on the earlier of the date of actual receipt or 5 days after the deposit thereof in the mail.

               22. Notice of Unwaived Events of Default and Acceleration. The Foothill Group Agent and the Bank Group Agent shall each endeavor, in good faith, to provide each other with notice (in accordance with the notice provisions hereof) of the acceleration of the Foothill Group Claim or the Bank Group Claim, as the case may be, or of the existence of unwaived Events of Defaults under their respective Financing Documents; provided, however, that neither the Foothill Group Agent nor the Bank Group Agent shall suffer any liability whatsoever for any failure (other than a willful failure) to send such notification.

               23. Headings. Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

               24. No Benefit to Third Parties. The terms and provisions of this Agreement shall be for the sole benefit of the Foothill Group and the Bank Group and their respective successors and assigns, and no other person or entity (including Debtor) shall have any right, benefit, priority, or interest under, or because of this Agreement, except that Debtor is a third party beneficiary of
Section 17(a) and Section 17(c) only.

               25. Counterparts; Telecopy Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, admissible into evidence, and all of which together shall be deemed to be a single instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

               26. Severability of Provisions. Any provision of this Agreement which is illegal, invalid, prohibited, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition, or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

               27. Complete Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement. This Agreement shall not be modified except in a writing signed by the party to be charged, and may not be modified by conduct or oral agreements.

               28. Representations and Warranties of the Bank Group Agent. The Bank Group Agent hereby represents and warrants to the Foothill Group that:
(a) each Bank has authorized and directed the Bank Group Agent to enter into this Agreement on behalf of the Bank Group; and (b) each Bank has agreed that any action taken by the Bank Group Agent, in accordance with the terms of this Agreement, and the exercise by the Bank Group Agent of its powers set forth in this Agreement, together with such other powers that are reasonably incidental thereto, shall be binding upon the Bank Group.

               29. Representations and Warranties of the Foothill Group Agent. The Foothill Group Agent hereby represents and warrants to the Bank Group that: (a) each lender that is signatory to the Foothill Group Financing Documents has authorized and directed the Foothill Group Agent to enter into this Agreement on behalf of the Bank Group; and (b) each lender that is signatory to the Foothill Group Financing Documents has agreed that any action taken by the Foothill Group Agent, in accordance with the terms of this Agreement, and the exercise by the Foothill Group Agent of its powers set forth in this Agreement, together with such other powers that are reasonably incidental thereto, shall be binding upon the Foothill Group.

               30. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the successors and assigns of each Creditor. Each Creditor agrees to maintain a copy of this Agreement together with its copies of the Financing Documents relating to its Claims. Each Creditor expressly reserves its right to transfer or assign its Claims, in whole or in part, together with its rights hereunder, provided that, prior to transferring or assigning any interest in its Claims to any Person, each Creditor shall disclose to such Person the existence and contents of this Agreement, shall provide to such Person a complete and legible copy hereof, shall advise such Person that such Creditor's security interest in the Collateral is subject to the terms hereof, and shall require such Person to agree in writing to be bound hereby. Should any Creditor transfer its Claims, or should such Claims be refinanced, it is intended that this Agreement will bind successors and assigns of the parties. Should it become necessary or desirable, however, to re-sign a new agreement containing substantive terms equivalent to those of this Agreement in all material respects (although the form of such new agreement or the parties thereto may be different), to reflect such a realignment of parties, each of the Creditors and their respective successors and assigns agrees to execute such a new agreement if requested to do so.

               31. Attorneys Fees and Disbursements. In the event of any dispute concerning the meaning or interpretation of this Agreement that results in litigation, or in the event of any litigation by a party to enforce the provisions hereof, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorneys fees and disbursements, and any actual court costs incurred.

               32. Release of Collateral. Creditors agree that either Creditor may release or refrain from enforcing its security interest in any Collateral, or permit the use or consumption of such Collateral by Debtor free of such Creditor's security interest, without incurring any liability to the other Creditor. The foregoing shall not, however, be deemed to affect the other Creditor's rights hereunder.

               33. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CALIFORNIA AND THE VALIDITY OF THIS AGREEMENT, AND THE CONSTRUCTION, INTERPRETATION, AND

ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO RELATING TO CLAIMS OR CAUSES OF ACTION ARISING IN CONNECTION HEREWITH SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

               34. WAIVER OF TRIAL BY JURY. THE CREDITORS, AND EACH OF THEM, TO THE FULLEST EXTENT THEY MAY LEGALLY DO SO, HEREBY KNOWINGLY, EXPRESSLY, AND VOLUNTARILY WAIVE AND RELINQUISH ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE FULLEST EXTENT THEY MAY LEGALLY DO SO, THE CREDITORS HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

               35. Seagate Disgorgement. If Seagate Technology, Inc. turns over to any Creditor any payment pursuant to the turnover provisions of the subordination agreement executed by it in favor of the Creditors, the receiving Creditor will notify the other Creditor and such amount will be divided in accordance with the priorities herein to the extent the source thereof can be identified, and otherwise as if the source thereof was Equal Priority Collateral.

                  [remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the Creditors have entered into this Agreement as of the date first set forth above, intending to be legally bound hereby.


FOOTHILL CAPITAL CORPORATION, as
the Foothill Group Agent for
the benefit and on behalf
of the Foothill Group


By: /s/
   --------------------------------
Name:
Title:


CANADIAN BANK OF COMMERCE,
NEW YORK AGENCY, as the Bank Group
Agent for the benefit and on
behalf of the Bank Group


By: /s/
   --------------------------------
Name:
Title:

               Consent, Acknowledgement, and Agreement to be Bound

Each Debtor has received a copy of, and has read, the foregoing Intercreditor Agreement. Each Debtor agrees to be bound by such agreement, and not to take any action that would breach or violate the terms thereof. Each Debtor consents to the execution, delivery, and performance of such agreement by the Foothill Group Agent and the Bank Group Agent, and agrees that each Debtor's obligations to the Foothill Group and the Bank Group are not altered or diminished by such agreement. Each Debtor acknowledges that no Debtor has any rights under the foregoing agreement and is not a third party beneficiary of such agreement, except with respect to Sections 17(a) and 17(c) thereof. Each Debtor, by its signature below, represents and warrants that it has the power and authority to bind not only itself but also each and every one of its present and future direct and indirect Subsidiaries, and intends to do so by its signature hereon.

Dated as of the date first set forth above:


StorMedia Incorporated, a Delaware corporation, on behalf of itself, and on behalf of each and every one of its direct and indirect Subsidiaries


By: /s/
   --------------------------------
Name:
Title:


StorMedia International, Ltd., a company organized under the laws of the Cayman Islands, on behalf of itself, and on behalf of each and every one of its direct and indirect Subsidiaries


By: /s/
   --------------------------------
Name:
Title:

Strates Pte. Ltd., a company organized under the laws of Singapore, on behalf of itself, and on behalf of each and every one of its direct and indirect Subsidiaries


By: /s/
   --------------------------------
Name:
Title:


StorMedia Foreign Sales Corporation, a U.S. Virgin Islands corporation, on behalf of itself, and on behalf of each and every one of its direct and indirect Subsidiaries


By: /s/
   --------------------------------
Name:
Title:


Akashic Memories Corporation, on behalf of itself, and on behalf of each and every on e of its direct and indirect Subsidiaries


By: /s/
   -------------------------------
Name:
Title:


Strates Sdn. Bhd., a company organized under the laws of Malaysia, and on behalf of each and every one of its direct and indirect Subsidiaries


By: /s/
   -------------------------------
Name:
Title: